Exhibit 4.3

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CEH PLEDGE AGREEMENT

FIRST AMENDMENT TO SECOND AND AMENDED AND RESTATED CEH PLEDGE AGREEMENT (this “Agreement”) dated as of June 15, 2010, among CROWN EUROPEAN HOLDINGS SA, a société anonyme organized under the laws of France (“Pledgor”), and DEUTSCHE BANK AG NEW YORK BRANCH, as Euro Collateral Agent (in such capacity, and together with any successors in such capacity, the “Euro Collateral Agent”) for the Secured Parties.

Reference is made to the Second Amended and Restated CEH Pledge Agreement dated as of November 18, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge”) between Pledgor and Euro Collateral Agent.

Reference also is made to the Credit Agreement dated as of November 18, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among CROWN AMERICAS LLC, a Pennsylvania limited liability company, Pledgor, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada, each of the subsidiary borrowers referred to therein, CROWN HOLDINGS, INC. (“Crown Holdings”), CROWN INTERNATIONAL HOLDINGS, INC. and CROWN CORK & SEAL COMPANY, INC., as Parent Guarantors, the financial institutions from time to time party thereto (the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent, for the Original Dollar Revolving Lenders, the Extended Dollar Revolving Lenders, the Term B Dollar Lenders and the New Domestic Lenders from time to time party to the Credit Agreement and any other Term Lenders that advance Term Loans to U.S. Borrower or any U.S. Subsidiary, DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent for the Euro Term B Lenders, the Original Euro Revolving Lenders, the Multicurrency Revolving Lenders and the New Non-Domestic Lenders from time to time party to the Credit Agreement and any other Term Lenders that from time to time advance Term Loans to any Non-U.S. Subsidiary of Crown Holdings and THE BANK OF NOVA SCOTIA, as Canadian administrative agent for the Canadian Revolving Lenders from time to time party to the Credit Agreement.

Pursuant to the terms of the Fourth Amendment to Credit Agreement dated as of June 15, 2010 (the “Fourth Amendment”), certain of the Revolving Lenders and the Canadian Revolving Lenders have agreed to extend the Revolver Termination Date and the Canadian Revolver Termination Date of each of their Revolving Commitments or Canadian Revolving Commitments, as applicable, and to convert such extended Revolving Commitments from Original Euro Revolving Commitments and/or Original Dollar Revolving Commitments into Multicurrency Revolving Commitments and/or Extended Dollar Revolving Commitments, as applicable, as more specifically described in the Fourth Amendment.

In connection with the transactions contemplated by the Fourth Amendment, the Lenders have requested that the Pledgor execute and deliver this Agreement, and the Pledgor has agreed to do so pursuant to the terms hereof.

Terms used in these recitals without definition shall have the meanings assigned to such terms in the Credit Agreement (as amended by the Fourth Amendment).

This Agreement constitutes a Loan Document and these Recitals shall be construed as part of this Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used herein (other than those terms used in the Recitals hereto) but not otherwise defined herein shall have the meanings given thereto in the Pledge.

SECTION 2. Amendments.

(a)	The eleventh Recital of the Pledge is hereby amended and restated in its entirety to read as follows:

“WHEREAS, pursuant to the Credit Agreement, Pledgor will guarantee the payment and performance of the Subsidiary Borrower Obligations and the Canadian Obligations (the “Parent Guarantee”).

(b)	Section 25 of the Pledge is hereby amended by amending and restating the definition of “Bank Secured Parties” therein in its entirety to read as follows:

“Bank Secured Parties” shall mean (a) Euro Collateral Agent (for its benefit and the benefit of the Bank Secured Parties (including any Lenders of Additional First Priority Bank Indebtedness) and the other Agents), (b) U.K. Administrative Agent (for its benefit and for the benefit of the Original Euro Revolving Lenders, Multicurrency Revolving Lenders, Term B Euro Lenders, New Non-Domestic Lenders and any other Lenders that from time to time make Additional Term Loans to any Non-U.S. Subsidiary of Crown Holdings from time to time party to the Credit Agreement (including any Lenders of Additional First Priority Bank Indebtedness), (c) Canadian Administrative Agent (for its benefit and the benefit of the Canadian Revolving Lenders from time to time party to the Credit Agreement), (d) the Bank Related Hedging Exchangers who have executed and delivered an Intercreditor Acknowledgment, if any, and (e) the Bank Related Cash Management Exchangers who have executed and delivered an Intercreditor Acknowledgment on or after the Original Effective Date.”

(c)	Section 25 of the Pledge is hereby amended by replacing each reference to “Default” with the reference, “Event of Default” in the definition of “Event of Default” therein.

SECTION 3. Covenants, Representations and Warranties.

(a)	Pledgor hereby reaffirms all covenants, representations and warranties made by it in the Pledge and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Agreement (except to the extent such covenants, representations and warranties expressly relate to a prior date).

(b)	Pledgor hereby represents and warrants (i) that this Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law) (ii) upon the effectiveness of this Agreement, no Unmatured Event of Default or Event of Default shall have occurred and be continuing.

SECTION 4. Reaffirmation of Pledgor. Pledgor affirms and acknowledges that, except as specifically amended above, the Pledge shall remain in full force and in effect and is hereby ratified and confirmed by Pledgor.

SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Communications. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Pledge.

SECTION 7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

SECTION 8. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart. Delivery of an executed signature page to this Agreement by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CROWN EUROPEAN HOLDINGS SA, as Pledgor

	By:	/s/ Lakon Holloway
Name: Lakon Holloway
Title: Attorney-in-Fact

DEUTSCHE BANK AG NEW YORK BRANCH,
as Euro Collateral Agent

	By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

	By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Vice President

Agreed and accepted:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent and U.K. Administrative Agent (in such capacity, the “Bank Agent” (as defined in the Euro Intercreditor Agreement))

	By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

	By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Vice President

Signature Page to First Amendment to Second Amended and Restated CEH Pledge Agreement